QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.4

Consent of GLJ Petroleum Consultants Ltd.

LETTER OF CONSENT

TO:	Suncor Energy Inc. The Securities and Exchange Commission

Re: Suncor Energy Inc.

Dear Sirs,

We refer to the following reports (the "Reports") prepared by GLJ Petroleum Consultants Ltd. ("GLJ"):

  •
  Reserves Assessment and Evaluation of In Situ Oil Sands Properties—Summary dated February 19, 2016; and

  •
  Reserves Evaluation and Resources Assessment of Oil Sands Mining Properties—Summary dated February 19, 2016,

which provide GLJ's reports on proved and probable reserves evaluations of Suncor Energy Inc.'s Canadian mining and in-situ leases that were evaluated as at December 31, 2015.

We hereby consent to being named and to the use of, reference to and excerpts and information derived from the said Reports by Suncor Energy Inc. in its Registration Statement on Form F-10, dated as of June 7, 2016 (the "Registration Statement"), and any amendments thereto. We hereby also consent to the reference to our firm under the heading "Experts".

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Tim R. Freeborn

Tim R. Freeborn, P. Eng.
Vice-President

Calgary, Alberta
June 7, 2016

QuickLinks

  EXHIBIT 5.4
Consent of GLJ Petroleum Consultants Ltd. LETTER OF CONSENT